                                                                    EXHIBIT 10.2

                               LICENSE AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into as of 8/28/98, by and between [Newco], a _______________ corporation ("Licensor") and ChatCom, Inc., a California corporation ("Licensee") with reference to the following facts:

     A. Licensor is the sole owner of the BrightStar technology, which technology is more fully described in Exhibit A hereto (the "Technology").

     B. Licensor desires to license the Technology to Licensee and Licensee is willing to license the Technology from Licensor on the terms and conditions hereinafter set forth.

Section 1  License

     1.1 Grant of License. Licensor hereby grants to Licensee the exclusive, worldwide right and license to develop, practice and use the Technology, including, without limitation, the right to manufacture, have manufactured, use and sell, products based on the Technology (the "Licensed Products"), in any and all applications throughout the world. Licensed Products shall not include RAID or other peripherals.

     1.2 Exclusivity. Subject to the terms and conditions hereinafter set forth, the license granted pursuant to this Agreement is an exclusive license, and Licensor accordingly shall have no right (i) to practice or use or to license others to practice or use any of the Technology for any purpose; or (ii) to manufacture, have manufactured, use, or sell any Licensed Product.

Section 2  Royalties

     2.1 Within 30 days after the end of each calendar quarter during the term of this Agreement, Licensee shall pay to Licensor a running royalty in an amount equal to 5% of the net sales of the Licensed Products for such calendar quarter, as determined in accordance with the books and records of Licensee (which books and records are to be maintained in accordance with GAAP). Net sales of the Licensed Products shall be equal to sales of Licensed Products to customers as recorded by Licensee for the applicable period, less (i) shipping and transport fees, (ii) duties and taxes and (iii) actual credits for returns or defective merchandise. The Licensee may bill customary charges for installation, separately.

Section 3  Term

     This Agreement shall remain in effect in accordance with its terms; provided, however, that Licensor shall have the right to terminate this Agreement only under any of the following circumstances:

           (a) the filing of any voluntary bankruptcy proceeding by the Licensee.

           (b)  a failure on the part of Licensee to make any payment due under
Section 2 hereof which is not cured within five business days following written notice from Licensor of such default.
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           (c)  a material default or breach on the part of the Licensee in the performance or non-performance of its obligations under this Agreement which are not cured by Licensee within thirty (30) days after its receipt of written notice from Licensor specifying such default.

     An involuntary bankruptcy filing against Licensee (whether or not subsequently dismissed) will not terminate the term of this Agreement.

Section 4  Conversion to Non-exclusive License

     The license granted to Licensee pursuant to this Agreement shall be converted to a non-exclusive license with the same terms and conditions as otherwise set forth in this Agreement upon any sale of all or substantially all of Licensee's assets or the sale or license of the Technology by the Licensee that does not generate for Licensee at least $8,000,000 in distributable aggregate proceeds (in the form of cash or securities). Distributable aggregate proceeds may include minimum cumulative guaranteed license fees or royalties that are to be paid to Licensee (subject to the reasonable credit approval of such third party by the Licensor and the present value of which shall be calculated using an interest rate of twelve percent (12%) per annum, compounded annually).

     In the event that all or a part of the Licensee is sold through a merger or stock transaction in which the stock issued to Licensee's shareholders is registered under the Securities Act of 1933 and is issued by a company with a net worth of at least $30,000,000 that is listed an the New York Stock Exchange, American Stock Exchange or Nasdaq National Market System (a "Qualifying Stock Transaction"), and in which the fair market value of such transaction is less that $8,000,000, then the License granted herein shall become non-exclusive and at Licensor's option, the Licensor shall have the right upon prior written notice to the Licensee to, concurrently with the closing of such merger or stock transaction, reinstate its equity, debt and warrant positions (with the $400,000 consideration paid by the Licensor at the Closing of its purchase of the Technology being treated as a loan at 10% per annum interest from such Closing) and, at Licensor's option, have all, or any portion of such notes, loan and equity holdings become convertible into a demand note in the aggregate amount of Licensor's investment in such equity, loan, debt and warrants being converted (including accrued dividends and interest), with an interest rate of 12% per annum (or such lower rate as required by law) and secured by the License.

     In the event that all or a part of Licensee is sold through a merger or stock transaction that is not a Qualified Stock Transaction and in which the fair market value of the transaction is less than $8,000,000, then the License granted herein shall become non-exclusive and at Licensor's option, the Licensor shall have the right upon prior written notice to the Licensee to, concurrently with the closing of such merger or stock transaction, reinstate its equity, debt and warrant positions (with the $400,000 consideration paid by the Licensor at the Closing of its purchase of the Technology becoming convertible into shares of common stock at $.05 per share), and at Licensor's option, have all, or any portion of such notes, consideration and equity holdings become convertible into a demand note in the aggregate amount of Licensor's investment in such equity, consideration, debt and warrants being converted (including accrued dividends and interest), with an interest rate of 12% per annum (or such lower rate as may be required by law), and secured by the License.

                                      2.

Section 5  Purchase Option

     Licensor shall sell all of its right, title and interest in the Technology to Licensee, free and clear of all liens, claims and encumbrances for one dollar ($1.00) in connection with (a) any asset sale by Licensee or any sale or licensing of the Technology by Licensee to a third party that generates for Licensee at least $8,000,000 in distributable aggregate proceeds (in the form of cash or readily marketable securities), which may include minimum cumulative guaranteed license fees or royalties that are to be paid to Licensee (subject to the reasonable credit approval of such third party by the Licensor and the present value of which shall be calculated using an interest rate of twelve percent (12%) per annum, compounded annually) or (b) a merger having at least $8,000,000 in fair market merger value. The distributable aggregate proceeds value shall be distributed to Licensor in accordance with Exhibit B which is attached hereto, unless Licensor elects to reinstate its equity, debt and warrants positions as described below in this Section 5.

     The closing of the sale of the Technology to Licensee shall occur immediately prior to the scheduled closing of the asset sale, merger or licensing by Licensee to a third party, and such sale of the Technology to Licensee by Licensor shall be rescinded in the event the closing with the third party is not consummated within 30 days of the closing of the sale of the Technology to Licensee by Licensor. Licensor shall execute and deliver to Licensee all such additional agreements, instruments, documents and materials and take such other actions as Licensee may reasonably request to effectuate the foregoing. Upon purchase of the Technology by Licensee pursuant to this Section 5, all of the provisions of this Agreement shall terminate, subject to the rescission provisions set forth above.

     In the event that all or a part of Licensee is sold through a merger or stock transaction that is a Qualifying Stock Transaction and in which the fair market value of the transaction is at least $8,000,000, then at Licensor's option, the Licensor shall have the right upon prior written notice to the Licensee to, concurrently with the closing of such merger or stock transaction, reinstate its equity, debt and warrant positions (with the $400,000 consideration paid by the Licensor at the Closing of its purchase of the Technology being treated as loan at 10% per annum interest from such Closing), and at Licensor's option, have all, or any such portion of such notes, loan and equity holdings become convertible into a demand note in the aggregate amount of Licensor's investment in such equity, debt and warrants being converted (including accrued dividends and interest), with an interest rate of 12% per annum (or such lower rate as may be required by law), and secured by a security interest in the Technology.

     In the event that all or a part of Licensee is sold through a merger or stock transaction that is not a Qualified Stock Transaction and in which the fair market value of the transaction is at least $8,000,000, then at Licensor's option, the Licensor shall have the right upon prior written notice to the Licensee to, concurrently with the closing of such merger or stock transaction, reinstate its equity, debt and warrant positions (with the $400,000 consideration paid by the Licensor at the Closing of its purchase of the Technology becoming convertible into shares of common stock at $.05 per share), and further, at option of the Licensor, have all, or any portion of such notes, consideration and equity holdings become convertible into a demand note in the aggregate amount of Licensor's investment in such equity, debt and warrants being convened (including accrued dividends and interest), with an interest rate of 12% per annum (or such lower rate as may be required by law), and secured by a security interest in the

                                      3.
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Technology.

Section 6  Additional Obligations of the Parties

     6.1 Improvements. The parties shall disclose and communicate to each other any improvements to the Technology acquired, discovered, invented, originated, made or conceived after the date of this Agreement (and all such improvements shall be included, on a royalty-free basis and without additional consideration, within the scope of the license granted pursuant to this Agreement). Each party to this Agreement shall take all measures and precautions reasonably necessary to protect and ensure the secrecy, confidentiality and value of the Technology and any improvements, excluding any portion of the Technology or any improvements that shall have become generally known to the public (other than as a result of the improper disclosure thereof by such party).

     6.2 Patent Applications, etc. Licensor shall file such United States or foreign patent applications as Licensee may determine to be useful for the purpose of protecting Licensee's interest in any patentable aspect of the Technology and any improvements to the Technology, and licensor shall use reasonable diligence in prosecuting all such patent applications with counsel acceptable to Licensee. Any such patent application, and any patent that ultimately issues therefrom, shall automatically become part of the license granted under this Agreement (and, accordingly, shall automatically be included, an a royalty-free basis and without additional consideration, within the scope of the license granted pursuant to this Agreement). All expenses incurred by Licensor or Licensee in connection with the applications referred to in this
Section 6.2 shall be borne and paid exclusively by Licensee.

     6.3 Confidentiality. Licensor shall keep strictly and permanently confidential all information obtained in connection with this Agreement and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Licensor shall not use or disclose to any other person (i) any financial of other information regarding sales of Licensed Products; (ii) any information regarding sublicensees of Licensee; (iii) any other nonpublic information regarding the business operations or financial or other affairs of Licensee; or (iv) any of the terms and provisions of this Agreement, except as required by law.

                                      4.

     6.4 Development of Technology. Licensee shall use its best reasonable efforts to complete an initial working prototype of the Licensed Product for Phase I no later than November 1, 1998.

     6.5 Marketing of Licensed Products. During the term of this Agreement, Licensee shall use its best reasonable efforts to market Licensed Products to the extent it is commercially feasible to do so, taking into account the severe limitations on Licensee's ability to market Licensed Products caused by Licensee's impaired financial condition,

Section 7  Claim and Legal Proceedings

     7.1 Certain Claims against Licensor. If any claim is asserted or any legal proceeding is commenced against Licensor relating to activities occurring during the term of this Agreement, and such claim or legal proceeding involves any allegation that (i) the use of the Technology or the manufacture, use, or sale of any Licensed Product (other than any improvements or modifications to the Technology or Licensed Product made by Licensor that are not made under the direction of the Licensee) infringes or has infringed any patent or other proprietary right of any person; or (ii) any patent right relating to the Technology (other than any improvements or modifications to the Technology or Licensed Product made by Licensor that are not made under the direction of the Licensee) is invalid or unenforceable, then Licensor shall immediately provide Licensee with written notice of the assertion of such claim or the commencement of such legal proceeding and shall immediately furnish to Licensee copies of all correspondence, pleadings and other materials relating to such claim or legal proceeding. At Licensee's expense, Licensee shall assume the defense of any such claim or legal proceeding. Once Licensee assumes the defense of any such claim or legal proceeding, then:

           (a) Licensee shall have the exclusive right to control the defense of such claim or legal proceeding with counsel of its own choosing;

           (b) Licensor shall, at Licensee's own expense, provide Licensee with such information and assistance as Licensee may request regarding such claim or legal proceeding;

           (c) Licensee shall not enter into any settlement with respect to such claim or legal proceeding without the consent of Licensor (which shall not be unreasonably withheld or delayed);

           (d) the amount payable to the complaining party in connection with any settlement of such claim or legal proceeding, and the amount of any damages or costs awarded to the complaining party by any court, arbitrator, or other trier of fact, shall be borne and paid exclusively by Licensee;

           (e) all expenses incurred by Licensor or Licensee in connection with such claim or legal proceeding (including costs of investigation and attorneys' fees, whether incurred before or after the commencement of any such legal proceeding) shall be borne and paid exclusively by Licensee; and

                                      5.
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     Without limiting the generality of the foregoing, in the event such claim or legal proceeding involves any allegation that the use of any of the Technology or the manufacture, use, or sale of any Licensed Product infringes or has infringed any patent or other proprietary right of any person, then Licensee's obligation to make royalty payments under this Agreement shall not be suspended as the result of such claim or legal proceeding.

     7.2 Certain Claims against Licensee. If any claim is asserted or any legal proceeding is commenced against Licensee, and such claim or legal proceeding involves any allegation of the type referred to in the first sentence of Section 7.1 of this Agreement, then:

           (a) Licensor shall, at Licensee's expense, provide Licensee with such information and assistance as Licensee may request for the purpose of enabling Licensee to defend such claim or legal proceeding;

           (b) Licensee shall have the exclusive right to control the defense of such claim or legal proceeding with counsel of its own choosing, and shall have the exclusive right to settle such claim or legal proceeding (without the need to obtain any consent or approval of Licensor or any other person) on such terms as Licensee, in its discretion, determines to be appropriate;

           (c) the amount payable to the complaining party in connection with any settlement of such claim or legal proceeding, and the amount of any damages or costs awarded to the complaining party by any court, arbitrator or other trier of fact, shall be borne and paid exclusively by Licensee;

           (d) all expenses incurred by Licensee in connection with such claim or legal proceeding (including costs of investigation and attorneys' fees, whether incurred before or after the commencement of any such legal proceeding) shall be borne and paid exclusively by Licensee.

           Without limiting the generality of the foregoing, in the event such claim or legal proceeding involves any allegation that the use of the Technology or the manufacture, use, or sale of any Licensed Product infringes or has infringed any patent or other proprietary right of any person, then Licensee's obligation to make royalty payments under this Agreement shall not be suspended as a result of such claim or legal proceeding.

                                      6.

     7.3   Infringement of Technology by Third Parties.

           (a) If Licensor becomes aware of any actual or possible infringement of any of the Technology by any person, then Licensor shall immediately provide Licensee with written notice of such actual or possible infringement and shall immediately furnish to Licensee any available evidence of such actual or possible infringement. Regardless of which party first becomes aware of the possible infringement of any of the Technology, Licensee shall have the exclusive right, in its discretion, to assert "Infringement Claims" (as hereinafter defined) and to commence and control the prosecution of "Infringement Proceedings" (as hereinafter defined), and Licensor shall not assert any Infringement Claim or commence any Infringement Proceeding without Licensee's prior written consent. If Licensee elects to assert any Infringement Claim, Licensor shall provide Licensee with such information and assistance as Licensee may request for the purpose of enabling Licensee to pursue such Infringement Claim. If Licensee elects to commence any Infringement Proceeding, then:

                (i) Licensor shall provide Licensee with such information and assistance as Licensee may request for the purpose of enabling Licensee to prosecute such Infringement Proceeding;

                (ii) in the event Licensee considers it appropriate to join Licensor in such Infringement Proceeding, Licensor shall execute such documents and take such other actions as Licensee may reasonably request for that purpose;

                (iii) in the event Licensee determines that it lacks standing to commence such Infringement Proceeding, Licensor shall execute such documents and take such actions as Licensee may reasonably request for the purpose of commencing such Infringement Proceeding in Licensor's name; and

                (iv) Licensee shall, in all events, have the exclusive right to control the prosecution of such Infringement Proceeding with counsel of its own choosing, regardless of whether such Infringement Proceeding is commenced in its own name or in the name of Licensor.

           (b) If an Infringement Claim or an Infringement Proceeding is asserted or commenced, then Licensee shall bear and pay all "Prosecution Expenses" (as hereinafter defined) incurred by Licensee and Licensor in connection with such Infringement Claim or Infringement Proceeding, as such expenses are incurred (it being recognized, however, that Licensor's right to incur expenses on its own in connection with any Infringement Claim or Infringement Proceeding is limited by virtue of the provisions of Section 7.3(a) of this Agreement, which give licensee the exclusive right to assert Infringement Claims and to commence and control the prosecution of Infringement Proceedings).

                                      7.

           (c) If a "Net Recovery" (as hereinafter defined) is realized in connection with any Infringement and Claim or Infringement Proceeding, and if the amount of such Net Recovery exceeds the total of the parties' "Unreimbursed Expense Amounts" (as hereinafter defined), then (1) such Net Recovery shall be paid and applied first to reimburse the parties' Unreimbursed Expense Amounts in full; and (2) the remaining portion of such Net Recovery shall be paid to and shared equally by Licensee and Licensor. If the amount of such Net Recovery is less than the total of the parties' Unreimbursed Expense Amounts, then such Net Recovery shall be paid to and shared by Licensee and Licensor in proportion to their respective Unreimbursed Expense Amounts.

           (d)  For purposes of this Section 7.3:

                (i) "Infringement Claim" shall mean any claim involving any allegation of infringement of any of the Technology Rights;

                (ii) "Infringement Proceeding" shall mean any legal proceeding (whether commenced on behalf of Licensor or on behalf of Licensee) involving any allegation of infringement of any of the Technology Rights;

                (iii) the "Prosecution Expenses" incurred in connection with an Infringement Claim or Infringement Proceeding shall include all expenses incurred by Licensee and all expenses incurred by Licensor in pursuing or prosecuting such Infringement Claim or Infringement Proceeding (including costs of investigation and legal fees incurred by Licensee, regardless of whether such costs or fees are incurred before or after the commencement of any Legal Proceeding);

                (iv) the amount of the "Net Recovery" realized in connection with any Infringement Claim or Infringement Proceeding shall be equal to the gross dollar amount recovered (whether by judgment or settlement) in connection with such Infringement Claim or Infringement Proceeding;

                (v) Licensor's "Unreimbursed Expense Amount" as of any time shall be equal to the excess (if any) of (1) all Prosecution Expenses previously borne and paid by Licensor in connection with Infringement Claims and Infringement Proceedings, over (2) all amounts previously paid to Licensor under clause "(1)" of the first sentence of Section 7.3(c) of this Agreement and under the second sentence of Section 7.3(c) of this Agreement; and

                (vi) Licensee's "Unreimbursed Expense Amount" as of any time shall be equal to the excess (if any) of (1) all Prosecution Expenses previously borne and paid by Licensee in connection with Infringement Claims and Infringement Proceedings, over (2) the total of all amounts previously paid to Licensee under clause "(1)" of the first sentence of Section 7.3(c) of this Agreement and under the second sentence of Section 7.3(c) of this Agreement.

                                      8.

           (e) In the event the Licensee elects not to pursue a claim against a third party as described, the Licensor may pursue such claim against a third party and after the Licensor has been reimbursed for all of its Unreimbursed Expense Amounts as set forth above, the distribution of any Net Recovery shall be in accordance with the terms in Section 7.3(c) above.

Section 8  Representations and Warranties

     8.1   Representation and Warranties by Licensor

           Licensor hereby represents and warrants as follows:

           8.1.1 Ownership of Technology. Licensor is the owner and has sole and exclusive possession of, and has good and valid title to, all of the Technology. Licensor owns the Technology free and clear of any liens, security interests, licenses, charges, encumbrances, equities, claims, or restrictions. Licensor is not a party to and is not bound by any agreement or understanding (whether written, oral, express, or implied) relating to any of the Technology, and there is no agreement, understanding, judgment, order, or decree to which any of the Technology is subject. The Technology includes all proprietary rights and all other rights, property, assets, information and knowledge necessary to enable Licensee to develop, manufacture, use, and sell Licensed Products.

           8.1.2 Binding Nature of Agreement. This Agreement and each obligation of Licensor hereunder constitutes a valid and binding obligation of Licensor. This Agreement is enforceable against Licensor in accordance with its terms, except as may be limited by bankruptcy, insolvency or other creditors rights laws.

           8.1.3 Noncontravention. Neither the execution and delivery of this Agreement nor the performance of this Agreement will result (with or without notice or lapse of time) in (i) a violation of any law, rule, regulation, judgment, order, or decree to which Licensor or any of the Technology is subject; (ii) a breach or violation of any agreement or understanding (whether oral, written, express, or implied) to which Licensor is a party or by which Licensor is bound; or (iii) the termination of, or the imposition of any lien, security interest, license, charge, encumbrance, equity, claim, restriction, tax or assessment on or with respect to, any of the Technology.

     8.2   Representations and Warranties by Licensee

           Licensee hereby represents and warrants as follows:

           8.2.1 Binding Nature of Agreement. This Agreement and each obligation of Licensee hereunder constitutes a valid and binding obligation of Licensee. This Agreement is enforceable against Licensee in accordance with its term, except as may be limited by bankruptcy, insolvency or other creditors rights laws:

                                      9.

           8.2.2 Noncontravention. Neither the execution and delivery of this Agreement nor the performance of this Agreement will result (with or without notice or lapse of time) in (i) a violation of any law, rule, regulation, judgment, order, or decree to which Licensee or any of the Technology is subject; (ii) a breach or violation of any agreement or understanding (whether oral, written, express, or implied) to which Licensee is a party or by which Licensee is bound; or (iii) the termination of, or the imposition of any lien, security interest, license, charge, encumbrance, equity, claim, restriction, tax or assessment on or with respect to, any of the Technology.

Section 9  Indemnification by Licensee

     Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, Licensee shall indemnify and hold harmless Licensor (including all of its officers, directors, affiliates, counsel and other agents and representatives) against and from any losses, damages, injuries, lost opportunities, liabilities, exposure, claims, demands, settlements, judgments, awards, fines, penalties, taxes, fees, charges, or expenses (including attorneys' fees) that are directly or indirectly suffered or incurred at any time by such indemnitee, or to which such indemnitee may otherwise become subject at any time, and that become payable or arise directly or indirectly out of or by virtue of, or relate directly or indirectly to:

           (a) any breach by Licensee or default by Licensee in the performance of, or any failure on the part of Licensee to observe, perform or abide by, any restriction, covenant, obligation, warranty or other provision contained in this Agreement;

           (b) the inaccuracy of any of the representations and warranties contained in Section 8 of this Agreement;

           (c)  any legal proceeding relating to any of the foregoing; or

           (d)  any claim or legal proceeding of the type referred to in Section
7.1 or Section 7.2 of this Agreement.

Section 10  Indemnification by Licensor

     Licensor shall indemnify and hold harmless Licensee (including all of its officers, directors, affiliates, counsel and other agents and representatives) against and from any losses, damages, injuries, lost opportunities, liabilities, exposure, claims, demands, settlements, judgments, awards, fines, penalties, taxes, fees, charges, or expenses (including attorneys' fees) that are directly or indirectly suffered or incurred at any time by such indemnitee, or to which such indemnitee may otherwise become subject at any time, and that become payable or arise directly or indirectly out of or by virtue of, or relate directly or indirectly to, any breach by Licensor or default by Licensor in the performance of, or any failure on the part of Licensor to observe, perform, or abide by, any covenant, obligation, or other provision contained in this Agreement or the inaccuracy of any of the representations and warranties contained in Section 8 of the Agreement or any legal proceeding relating to any of the foregoing.

                                      10.

Section 11  Miscellaneous Provisions

     11.1 Notices. Any notice, demand, consent, request, or other communication required or permitted to be delivered hereunder to either party hereto (the "receiving party") shall be in writing and shall be deemed properly delivered, given, and received on the earlier of (i) the date of actual delivery of such notice, demand, consent, request, or other communication to the receiving party at the address set forth beneath the name of the receiving party below (or at such other address as the receiving party shall have specified in a written notice delivered to the other party hereto); or (ii) the date three business days after the date on which such notice, demand, consent, request, or other communication is deposited in the United States mail as registered or certified mail, postage prepaid, with return receipt requested, addressed to the receiving party at the address set forth beneath the name of the receiving party below (or at such other address as the receiving party shall have specified in a written notice delivered to the other party hereto):

     Licensor:         President
                       [Newco]
                       c/o Vermont Research Products, Inc.
                       11 Riverside Street
                       Nashua, New Hampshire 03062

     Licensee:         President
                       ChatCom, Inc.
                       9600 Topanga Canyon Blvd.
                       Chatsworth, California 91311

     11.2 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     11.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     11.4 Governing Law. This Agreement shall be construed and interpreted in accordance with, and shall be governed in all respects by, the laws of the state of California (without giving effect to principles of conflicts of laws).

                                      11.

     11.5 Dispute Resolution. Subject to Section 11.6 of this Agreement, any controversy, claim, or dispute (referred to collectively as a "claim" for purposes of this Section 11.5) arising out of or relating to this Agreement, or the breach of any provision of this Agreement, shall be settled by arbitration, and in connection therewith the parties hereto agree that:

           (a) Either Licensor or Licensee may initiate arbitration of a claim by giving written notice to the other party (the "Arbitration Notice").

           (b) Within ten days after the date on which the Arbitration Notice is given, Licensor and Licensee shall agree upon a single arbitrator or, if they fail to do so for any reason, at any time after the expiration of such ten-day period, either party may request the American Arbitration Association to designate an arbitrator. Any arbitration proceeding shall be held in Los Angeles, California; provided, however, that if (i) the claim being arbitrated relates exclusively to a breach by Licensee of its obligation to make royalty payments to Licensor under Section 2 of this Agreement; and (ii) Licensor shall have stated in the Arbitration Notice that the arbitration proceeding relating to such claim is to be held in Boston, Massachusetts, provided, however, then the arbitration proceeding relating to such claim shall be held in Boston, Massachusetts.

           (c) The arbitrator shall promptly consider the facts in dispute and resolve the same in accordance with the American Arbitration Association (or any successor organization if the American Arbitration Association no longer exists). The decision of the arbitrator shall be final, conclusive, and binding upon Licensor and Licensee.

           (d) The fees and expenses of the arbitrator in any such proceeding (including the fees and expenses of any person retained by the arbitrator) and the fees and expenses of counsel for Licensor and of counsel for Licensee shall be borne by the respective parties as follows:

                (i) the party that did not initiate such proceeding shall bear the portion of such fees and expenses represented by the fraction having a numerator equal to the net dollar amount of any recovery actually awarded to the initiating party by the arbitrator in such proceeding and having a denominator equal to the maximum aggregate dollar amount originally sought to be recovered by the initiating party in connection with the claim being arbitrated; and

                (ii) the initiating party shall bear the remaining portion of such fees and expenses.

In the event that multiple claims shall be involved in any such proceeding, the fees and expenses of such proceeding shall be allocated as provided above based on the outcome of the claim having the largest dollar amount originally sought to be recovered.

                                      12.

           (e) The arbitrator shall have the power to grant injunctive relief and other provisional remedies and to issue such orders as may be deemed necessary in connection therewith.

           (f) Judgment upon any decision by or award of the arbitrator in any such proceeding may be entered by any court of competent jurisdiction, and Licensor hereby irrevocably consents and submits to the jurisdiction of all courts of the State of California and all federal courts sitting in the Central District of California over any suit, action or other legal proceeding commenced for the purpose of enforcing or entering judgment upon any such decision or award.

     11.6 Specific Performance. The parties acknowledge that the obligations and other provisions contained in this Agreement are reasonable and necessary to protect their legitimate business interests, and that any breach or violation of any of such obligations or other provisions will result in irreparable injury to the non-breaching party for which damages will not be an adequate remedy. The parties therefore acknowledge and agree that, notwithstanding anything to the contrary in Section 11.5 of this Agreement, if any party hereto breaches or violates or threatens to breach or violate any of the obligations or other provisions contained in this Agreement, then (in addition to any compensatory, punitive, or other damages that the non-breaching party shall be entitled to recover) the non-breaching party shall be entitled to obtain preliminary and permanent injunctive relief and shall be entitled to obtain other equitable relief and exercise other equitable remedies in connection with such breach or violation or threatened breach or violation, at the non-breaching party's election, either through an arbitration proceeding described in Section 11.5 of this Agreement or by application to any court having jurisdiction, or both. If either party is required to post a bond or provide any other security in connection with any suit, action, or other legal proceeding in which the non-breaching party seeks to obtain equitable or other relief in connection with any such breach or violation or threatened breach or violation, then the breaching party shall reimburse the non-breaching party for the cost of such bond or other security in the event that the non-breaching patty obtains equitable or other relief (other than ex parte relief or preliminary injunctive relief) in connection with such suit, action, or other Legal Proceeding. The parties hereby irrevocably consent and submit to the jurisdiction of all courts of the State of California and all federal courts sitting in the Central District of California over any suit, action or other legal proceeding commenced on behalf of either party for the purpose of obtaining any equitable relief or exercising any equitable remedy of any nature.

     11.7  Assignment and Sublicense.

           (a) Licensor may sell, transfer or assign the Technology or any part of or interest therein provided that the assignee provides reasonable assurances to the Licensee that such assignee will be bound by all of the terms and conditions of this agreement and will not pledge or encumber any part of the Technology or otherwise subject the Technology or any part thereof to any lien or security interest. In the event the license granted herein shall become non-exclusive pursuant to the provisions of Article IV, the Licensor would not be required to provide any assurances to the Licensee whatsoever.

                                      13.

           (b) In accordance with Sections 4 and 5 above and with the prior written consent of the Licensor which shall not be unreasonably withheld (such consent shall be deemed given if Licensor fails to object within five (5) days after Licensor receives written notice), the Licensee may, assign any or all of its rights or delegate any or all of its obligations under this Agreement to any person or entity that acquires or otherwise succeeds to (whether by acquisition of assets, or otherwise) all or substantially all of Licensee's assets or business. In the event Licensee assigns its rights and delegates its obligations under this Agreement as permitted by this Section 11.7(b), Licensee shall automatically (and without the necessity of any further action on the part of Licensor) be fully and unconditionally released and discharged from all of its obligations under this Agreement.

           (c) With Licensor's prior written consent which shall not be unreasonably withheld (such consent shall be deemed given if Licensor fails to object within five (5) days after Licensor's receipt of written notice), the Licensee may grant sublicenses to such persons, for such territories and on such reasonable business terms as Licensee determines to be appropriate.

           (d) Any attempted transfer, assignment or delegation which does not fully comply with the provisions set forth in Sections 11.7 (a), (b) and (c) above, shall be deemed null and void and of no force and effect.

     11.8 Successors and Assigns. Subject to the provisions of Section 11.7 of this Agreement, this Agreement shall inure to the benefit of Licensor and to the benefit of Licensee and the other Indemnitees. Subject to the provisions of
Section 11.7 of this Agreement, this Agreement shall be binding upon (a) Licensor and its successors and assigns; and (b) Licensee and its successors and assigns.

     11.9 Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     11.10 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter of this Agreement.

     11.11 Waiver. No failure on the part of either party hereto to exercise any power, right, privilege, or remedy hereunder, and no delay on the part of either party hereto in exercising any such power, right, privilege, or remedy, shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy.

     11.12 Construction. Each party hereto agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation.

                                      14.

     11.13 Additional Documents and Actions. At Licensee's expense, Licensor agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and documents (including, without limitation, a memorandum of license suitable for recording in the U.S. Patent and Trademark Office and satisfactory in form and substance to Licensee), and to take such other actions, as Licensee reasonably determines to be necessary or appropriate for the purpose of effectuating, evidencing, implementing, or facilitating the consummation of any of the transactions contemplated by this Agreement or for the purpose of enabling Licensee to enforce any of its rights under this Agreement.


IN WITNESS WHEREOF, Licensor and Licensee have caused this Agreement to be executed as of the date first above written.


                                     VERMONT RESEARCH PRODUCTS, INC.

                                     Licensor:
                                               --------------------------

                                     a                        corporation
                                       ----------------------

                                     By:
                                         --------------------------------


                                     Licensee; CHATCOM, INC.
                                     a California corporation


                                     By: /s/ E. CAREY WALTERS, CEO
                                         --------------------------------
                                         E. CAREY WALTERS, CEO

                                      15.

                                   EXHIBIT A
                                   ---------
                                  BrightStar
                                  ----------


     BrightStar is a modular consolidated server system incorporating Seller's RAINS (Redundant Array of Independent Network Servers) technology. Provides for the collocating of multiple servers within a single, standard-sized 19 inch chassis and allows for an environment of disparate server technologies. Packaging consists of multiple servers sharing peripherals, power supplies and other resources delivering enhanced management and easier upgrades or replacements. The midplane is designed for "hot-swappable" modules, isolated from system peripherals providing a flexible, open architecture computing environment.



                    -------------END EXHIBIT A-------------

                                      1.

                                   EXHIBIT B
                                   ---------
                           DISTRIBUTION OF PROCEEDS
                           ------------------------


     Distribution of           % of Incremental     % of Incremental
        Proceeds                   Proceeds             Proceeds
--------------------------     ----------------     ----------------
Up to $1,000,000               75%-Licensor         25%-Licensee
$1,000,000 to $5,999,999       48.5%-Licensor       51.5%-Licensee
$6,000,000 to $7,999,999       68%-Licensor         32%-Licensee
$8,000,000 to $9,999,999       60%-Licensor         40%-Licensee
$10,000,000 to $12,999,999     21%-Licensor         79%-Licensee
$13,000,000 to $16,000,000     7.5%-Licensor        92.5%-Licensee
Over $16,000,000                                    All to Licensee

Example:

       A sale generating $9,000,000 of proceeds will be distributed as follows:

              Licensor    $5,135,000

              Licensee    $3,865,000

                                      2.